UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 SCHEDULE 14A

 Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _____)

Filed by the Registrant [     ]

Filed by a Party other than the Registrant [  X  ]

Check the appropriate box:

[      ]          Preliminary Proxy Statement

[      ]          Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[      ]          Definitive Proxy Statement

[  X  ]          Defininitive Additional Materials

[      ]            Soliciting Material Pursuant to § 240.14a-12

Madison Strategic Sector Premium Fund

(Name of Registrant as Specified In Its Charter)

Karpus Management, Inc., d/b/a Karpus Investment Management
Karpus Investment Management Profit Sharing Plan Fund C - Growth Common Stock Fund
George W. Karpus
Arthur Charles Regan
Dr. Daniel C. Robeson

(Name of Person(s) Filing Proxy statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[  X ]          No fee required.

[      ]          Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  1) Title of Each class of securities to which transaction applies:

  2) Aggregate number of securities to which transaction applies:

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  4) Proposed maximum aggregate value of transaction:

  5) Total fee paid:

Karpus Management, Inc., d/b/a Karpus Investment Management ("Karpus"), together with the other participants therein, has filed a definitive proxy statement and an accompanying GREEN proxy card to be used to solicit votes AGAINST the proposed Agreement and Plan of Reorganization between Madison Strategic Sector Premium Fund, a Delaware statutory trust, ("MSP" or the "Fund") and the Madison Covered Call & Equity Strategy Fund ("MCN") and the transactions contemplated thereby, including the merger of MSP with and into MCN at the 2017 Special Meeting of Shareholders of MSP, scheduled to be held on August 18, 2017, or any postponements or adjournments thereof.

Karpus, together with the other participants therein, has also filed a definitive proxy statement and an accompanying GREEN proxy card with the U.S. Securities and Exchange Commission to be used to solicit votes FOR the election of its slate of trustee nominees and FOR Proposals 2 and 3 (as are fully described in the definitive proxy statement) at the 2017 Annual Meeting of Shareholders of MSP, scheduled to be held on August 22, 2017, or any postponements or adjournments thereof.

Item 1.	The web pages on the attached Exhibit were posted by Karpus to www.karpus.com/mspproxy/